  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2019

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, Staffing 360 Solutions, Inc. (the “Company”) entered into a General Release and Severance Agreement (the “Separation Agreement”) with David Faiman, the Company’s Chief Financial Officer, pursuant to which the Company and Mr. Faiman agreed to transition his position and responsibilities with the Company and Mr. Faiman’s Employment Agreement, dated February 5, 2016 (the “Employment Agreement”), was terminated.

Under the terms of the Separation Agreement, Mr. Faiman will continue as the Company’s Chief Financial Officer, including acting as the Company’s principal financial officer, for a period lasting until the earlier of (i) December 31, 2019 and (ii) either (a) such date that is a reasonable time, as determined by the Company, prior to the commencement of a new position by Mr. Faiman, or (b) upon the Company’s termination of Mr. Faiman’s obligation to provide transition services for Cause (as defined in the Employment Agreement) (the earlier of such dates, the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Faiman will be entitled to receive, among other things, (i) pay in an amount equal to his base salary through the Separation Date, payable in equal installments in accordance with the Company’s normal payroll policies, (ii) continuation of Mr. Faiman’s current Company-sponsored employee benefits through the Separation Date, (iii) accelerated vesting of any outstanding equity awards held by Mr. Faiman and the elimination of any obligations to forfeit such awards upon the termination of Mr. Faiman’s employment (provided that no award shall be extended beyond its original term) and (iv) a positive reference from the management of the Company.

In exchange for the consideration described above, Mr. Faiman granted a general release of claims in favor of the Company covering the period leading up to, and including, the date of the Separation Agreement. The Separation Agreement provides that, following the Separation Date and subject to Mr. Faiman executing another general release of claims in favor of the Company covering any claims leading up to, and including, the Separation Date, Mr. Faiman will also be entitled to additional consideration of, among other things, (i) severance in an amount equal to Mr. Faiman’s annual base salary for six (6) months, payable in equal installments in accordance with the Company’s normal payroll policies, and (ii) coverage under COBRA, payable directly by the Company, for all health insurance plan benefits to which Mr. Faiman was entitled prior to the Separation Date for a six (6) month period.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 16, 2019, the Company issued a press release announcing the entry into the Separation Agreement and the transition of Mr. Faiman’s position and responsibilities. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	General Release and Severance Agreement, dated as of September 11, 2019, by and between Staffing 360 Solutions, Inc. and David Faiman.
99.1	Press Release, dated September 16, 2019 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2019	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chief Executive Officer